EXHIBIT C

                                 LEIDY HUB, INC.
                                INCOME STATEMENT
                                   (UNAUDITED)


                                    Three Months Ended     Twelve Months Ended
                                    September 30, 1998     September 30, 1998
                                    ------------------     ------------------

Operating Expenses:
  Operation Expense                     $ 12,170                $ 33,267
  Other Taxes                                  -                   1,460
                                        --------                --------

Total Operating Expenses                  12,170                  34,727
                                        --------                --------

Other Income:
  Interest Income                         10,088                  28,394
  Equity Interest in:
    Ellisburg-Leidy Northeast
     Hub Co.                                   -                       -
    Enerchange                                 -                 139,340
                                        --------                --------
                                          10,088                 167,734
                                        --------                --------

Other Deductions:
  Interest                                     -                   5,414
                                        --------                --------

Pretax Income (Loss)                      (2,082)                127,593
                                        --------                --------

Income Taxes - Current                       184                 150,942
             - Deferred                     (912)               (106,284)
                                        --------                 -------
                                            (728)                 44,658
                                        --------                --------

Net Income (Loss)                       $ (1,354)               $ 82,935
                                        ========                ========